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                                                                     EXHIBIT 3.8


                            CERTIFICATE OF FORMATION

                                       OF

                            KNOWLES ELECTRONICS, LLC

            The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq., does hereby certify as follows:

                                      FIRST

            The name of the limited liability company is Knowles Electronics, LLC (the "Company").

                                     SECOND

            The Company's registered office in the State of Delaware is located at 9 East Loockerman Street in the City of Dover, County of Kent, 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 27th day of August, 1999.


                                             /s/ Thaddine G. Gomez
                                             --------------------------
                                             Thaddine G. Gomez,
                                             an authorized person